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                                                                      EXHIBIT 21

MAXCO, INC. AND SUBSIDIARIES
EXHIBIT 21 - SUBSIDIARIES OF MAXCO, INC.




                           SUBSIDIARIES OF MAXCO, INC.


                                                                  State of
                                                                Incorporation
                                                                -------------

      Atmosphere Annealing, Inc.                                  Michigan
      Ersco Corporation                                           Michigan
      Pak-Sak Industries, Inc.                                    Michigan
      Parcco, Inc.                                                Michigan